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                                                                    Exhibit 21.1


                           K-Tron International, Inc.
                              List of Subsidiaries*



                                                                State or Jurisdiction
               Name of Subsidiary                                  of Incorporation
               ------------------                               ---------------------
K-Tron Investment Co.......................................            Delaware
     K-Tron America, Inc...................................            Delaware
     K-Tron (Switzerland) Ltd..............................          Switzerland
          K-Tron Asia Pacific Pte .........................           Singapore
          K-Tron Deutschland GmbH..........................            Germany
          K-Tron France S.a.r.l............................             France
          K-Tron Great Britain Ltd.........................            England
K-Tron Technologies, Inc...................................            Delaware


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* Pursuant to applicable Securities and Exchange Commission regulations, the
Registrant has omitted those subsidiaries which, when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 1996.